[LOGO]

CONTACT:
Richard T. Takata, President & CEO
Ronald P. Maccarone, Chief Financial Officer
(425) 227-5740

     EAGLE HARDWARE & GARDEN REPORTS RECORD SALES AND EARNINGS FOR FISCAL 1998
      FOURTH QUARTER AND YEAR

     FOURTH QUARTER NET INCOME INCREASES 15%; SAME STORE SALES INCREASE 6%

RENTON, Washington (February 25, 1999) -- Eagle Hardware & Garden, Inc. (Nasdaq NM:EAGL) today reported record sales and earnings for its fiscal year and fourth quarter ended January 29, 1999.

         For fiscal 1998, sales increased 12% to $1.1 billion from $971.5 million in the prior fiscal year. Net income for fiscal 1998 increased 21% to $36.3 million, or $1.16 per share, diluted, from $29.9 million, or $0.98 per share, diluted, in the prior fiscal year. Same store sales increased 5% for the year.

         For the fourth quarter of fiscal 1998, sales increased 14% to $253.2 million from $222.5 million in the fourth quarter of fiscal 1997. Same store sales increased 6% for the quarter. Net income for the quarter increased 15% to $4.0 million, or $0.14 per share, from net income of $3.5 million, or $0.12 per share, in the same quarter last year. Net income included the impact of $2.9 million in preopening expenses associated with the opening of four new stores in the fourth quarter, compared to $0.6 million and one store opening in the same quarter of the prior year. Net income in the fourth quarter of fiscal 1998 also included $1.5 million in merger-related expenses.

         In addition to the four new stores opened during the fourth quarter, the Company has opened two more stores in the month of February. These stores are located in Norwalk, California and Aurora, Colorado.

         On November 22, 1998, the Company announced the signing of a definitive merger agreement with Lowe's Companies, Inc., the nation's second largest retailer of home improvement products, pursuant to which the Company would become a wholly-owned subsidiary of Lowe's. The transaction is subject to certain regulatory approvals and other conditions and is currently expected to close in the first quarter of fiscal 1999.

         Eagle Hardware & Garden operates 38 warehouse home improvement centers in ten western states. The Company's home centers average 130,000 square feet of retail selling space and feature over 70,000 products under its "More of Everything"-Registered Trademark- merchandising philosophy.

                          (financial statements follow)

981 POWELL AVE. S.W.
RENTON, WA 98055
PHONE 425-227-5740
FAX 425-204-5160
-------------------------------------------------------------------------------
                                                             MORE OF EVERYTHING

CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)


                                                      (UNAUDITED)
                                                      JANUARY 29,      JANUARY 30,
                                                          1999             1998
                                                     --------------   --------------
ASSETS
------------------------------------------------
Cash and cash equivalents                                   $6,165          $63,557
Accounts receivable, net                                     3,164            4,463
Merchandise inventories                                    241,247          202,833
Other current assets                                         8,123            6,791
                                                     --------------   --------------
  Total current assets                                     258,699          277,644

Property and equipment, net                                448,881          316,133
Preopening costs                                             2,154            1,055
Other assets                                                10,019            6,823
                                                     --------------   --------------
  Total assets                                            $719,753         $601,655
                                                     --------------   --------------
                                                     --------------   --------------

LIABILITIES & SHAREHOLDERS' EQUITY
------------------------------------------------
Outstanding checks, not cleared by the bank                $13,952          $11,008
Accounts payable                                            73,414           55,097
Other current liabilities                                   71,546           38,934
                                                     --------------   --------------
  Total current liabilities                                158,912          105,039

Deferred income taxes                                       15,109           11,084
Other long-term liabilities                                  3,209            3,159
Long-term debt                                              81,186          145,836
                                                     --------------   --------------
  Total liabilities                                        258,416          265,118

Shareholders' equity                                       461,337          336,537
                                                     --------------   --------------
  Total liabilities & shareholders' equity                $719,753         $601,655
                                                     --------------   --------------
                                                     --------------   --------------

These condensed financial statements should be read in conjunction with the financial statements and accompanying footnotes included in the Eagle Hardware & Garden, Inc. Annual Report on Form 10-K for the fiscal year ended January 29, 1999, to be filed with the Securities and Exchange Commission.

                                                   EAGLE HARDWARE & GARDEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      (UNAUDITED)             (UNAUDITED)
                               13 WEEKS        13 WEEKS         52 WEEKS        52 WEEKS
                                 ENDED           ENDED           ENDED           ENDED
                              JANUARY 29,     JANUARY 30,     JANUARY 29,     JANUARY 30,
                                 1999            1998            1999            1998
                             ------------    ------------    ------------    -------------
Net sales                       $253,157        $222,453      $1,085,658         $971,488
Cost of sales                    180,400         160,583         778,313          698,136
                             ------------    ------------    ------------    -------------
   Gross margin                   72,757          61,870         307,345          273,352

Operating expenses                59,944          54,259         237,533          217,829
Merger expenses                    1,530               0           1,530                0
Preopening expenses                2,890             578           3,920            2,667
                             ------------    ------------    ------------    -------------
   Operating income                8,393           7,033          64,362           52,856

Other income (expense):
 Net interest (expense)           (1,409)         (1,606)         (6,206)          (6,048)
 Other income (expense)               69              63            (204)             277
                             ------------    ------------    ------------    -------------
   Income before tax               7,053           5,490          57,952           47,085

Income tax provision               3,042           2,001          21,620           17,169
                             ------------    ------------    ------------    -------------
   Net income                     $4,011          $3,489         $36,332          $29,916
                             ------------    ------------    ------------    -------------
                             ------------    ------------    ------------    -------------


Net income per share, basic        $0.14           $0.12           $1.24            $1.03

Net income per share, diluted      $0.14           $0.12           $1.16            $0.98


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                (UNAUDITED)
                                                                -------------------------------
                                                                 JANUARY 29,      JANUARY 30,
                                                                    1999             1998
                                                                -------------    --------------
OPERATING ACTIVITIES
-------------------------------------------------------
Net income                                                           $36,332           $29,916
Expenses not requiring use of cash                                    21,833            17,831
Changes in current assets and current liabilities, net               (12,324)          (22,121)
Other                                                                 (4,239)           (3,990)
                                                                -------------    --------------
  Net cash provided by operating activities                           41,602            21,636
                                                                -------------    --------------

INVESTING ACTIVITIES
-------------------------------------------------------
Capital expenditures for property and equipment                     (150,067)          (53,454)
Net sales of short-term investments                                        0            31,330
                                                                -------------    --------------
  Net cash used in investing activities                             (150,067)          (22,124)
                                                                -------------    --------------

FINANCING ACTIVITIES
-------------------------------------------------------
Advances on note payable to bank, net                                 24,600                 0
Proceeds on long-term borrowings, net                                 24,140            41,529
Other                                                                  2,333             1,778
                                                                -------------    --------------
  Net cash provided by financing activities                           51,073            43,307
                                                                -------------    --------------
  (Decrease) increase in cash and cash equivalents                  ($57,392)          $42,819
                                                                -------------    --------------
                                                                -------------    --------------

                                                   EAGLE HARDWARE & GARDEN, INC.